Exhibit 23.2

23 December 2003

Sohu.com Inc.

7 Jianguomen Nei Avenue

Bright China Chang An Building

Tower 2, Room 1519

Beijing 100005

People’s Republic of China

Dear Sirs,

Registration Statement on Form S-3

We hereby consent to the references to our firm under the heading “Experts” in this Registration Statement on Form S-3.

Very sincerely,

/s/ Philip Qu

Philip Qu TransAsia Lawyers